Astoria Financial Corporation

Corporate Governance Guidelines

The Board of Directors (the “Board”) of Astoria Financial Corporation (the “Corporation”) has adopted these Corporate Governance Guidelines (the “Guidelines”) to assist it in fulfilling its collective responsibilities to the shareholders of the Corporation, to ensure that there is a common understanding among the directors regarding the expectations of the Board with respect to the matters set forth in these Guidelines and to communicate these Guidelines to the Corporation’s shareholders, officers, employees and others. These Guidelines shall be reviewed by the Nominating and Corporate Governance Committee of the Board from time to time in accordance with the Committee’s Charter and, when deemed appropriate, the Nominating and Corporate Governance Committee shall make recommendations to the Board regarding these Guidelines. The Board shall review these Guidelines and recommendations of the Nominating and Corporate Governance Committee related thereto, if any, and at least annually approve these Corporate Governance Guidelines.

I)	Board Composition and Director Qualification Standards.

A)	Board Size: Pursuant to the Certificate of Incorporation of the Corporation, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board.[1]

The size of the Board shall be determined based upon an evaluation of the needs of Corporation, the qualifications of any available identified candidates, current Board composition and the need to maintain the Board as a cohesive, efficient working group. The size of the Board will be reviewed from time to time as appropriate by the Nominating and Corporate Governance Committee which shall make recommendations to the Board as to the Board’s size.

B)	Director Qualifications:

i)	Independence: The Board shall consist of directors at least two-thirds of which are independent directors (i) who meet the criteria for independence contained in the New York Stock Exchange Listing Manual and in any other applicable laws, rules and regulations, and (ii) whom the Board has determined do not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (the “Independent Directors” or individually an “Independent Director”). The Nominating and Corporate Governance Committee, in recommending candidates for inclusion on the Board, shall attempt to maintain two-thirds of the directors as Independent Directors. The Board shall be responsible, after giving due consideration to the recommendations of the Nominating and Corporate Governance Committee and, if appropriate, management, to determine on an ongoing basis, but no less frequently than annually, the status of each of the directors regarding his or her independence.

1Whole Board means the total number of authorized directorships, whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption.

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Each Independent Director shall notify the Chairman of the Nominating and Corporate Governance Committee as soon as practicable of any change in:

1)	his or her circumstances that in any manner may affect the Board’s evaluation of his or her independence, or

2)	his or her employment,

together with an offer to resign his or her seat as a director, if requested by the Board as a result thereof.

ii)	Qualifications for Candidacy: The Nominating and Corporate Governance Committee shall be responsible in accordance with the Bylaws of the Corporation, these Guidelines and the Charter of the Nominating and Corporate Governance Committee to, among other things, identify, screen and recommend to the Board candidates for membership on the Board. The Nominating and Corporate Governance Committee shall develop, from time to time, Nominee Qualification Guidelines that set forth the criteria to be considered in evaluating the candidacy of an individual for either new or continued membership on the Board. Such Guidelines shall be submitted to the Board, from time to time, for its review and approval.

iii)	Share Ownership: The Board believes that in order to align the interests of the directors with those of the shareholders, it is important that each director have a meaningful financial stake in the Corporation represented by an investment in the Corporation’s common stock. At the time a director is initially elected to the Board, that director shall hold an investment in the Corporation’s common stock. Within three years of initial election to the Board or adoption of these guidelines, whichever is later, each director shall hold, directly or indirectly, a minimum of at least 3,000 shares of the Corporation’s common stock.

The Compensation Committee shall establish stock ownership requirements for the Chief Executive Officer and other executive officers of the Corporation.

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iv)	Retirement: The Bylaws of the Corporation provide that no person 75 years of age or above shall be eligible for election, reelection, appointment or reappointment to the Board and no director shall continue to serve as a director beyond the regular meeting of the Board which immediately precedes the director becoming 75 years of age.

v)	Term limits: The Board does not believe it is advisable to establish term limits for its members, as such limits may deprive the Corporation and its shareholders of the contribution of directors who have been able to develop, over time, valuable insights into the Corporation, its operations, the communities it serves and its future prospects. The Nominating and Corporate Governance Committee, as part of the director nomination process, will take into account the performance of any current director being considered for nomination.

vi)	Chairman of the Board: The position of Chairman of the Board may or may not be simultaneously held by the Chief Executive Officer of the Corporation as the Board may determine from time to time.

vii)	Maximum Directorships with Other Public Companies: In order to ensure that directors can focus sufficient attention on the affairs of the Corporation, directors shall not be permitted to sit on the boards of directors of more than two other publicly traded corporations.

viii)	Voting for Directors: In an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender in writing his or her resignation from the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Promptly thereafter, the Corporation will publicly disclose the Board’s decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

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Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the Independent Directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares present in person or by proxy at the meeting and entitled to vote in the election. An election shall be considered contested if there are more nominees for election than positions on the board of directors to be filled by election at the meeting.

II)	Director Responsibilities. Pursuant to the Corporation’s Certificate of Incorporation, “The business and affairs of the Corporation shall be managed by and under the direction of the Board ....” Absent extenuating circumstances, directors are expected to attend all Board meetings and meetings of committees on which they serve and to meet as frequently as necessary to properly discharge their responsibilities. Directors are expected to spend the time necessary to prepare for such meetings, consult with management and other members of the Board, and, in general, stay informed regarding the business and operations of the Corporation, its goals and objectives, and the environment in which it operates. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting will generally be distributed in writing to the directors before the meeting, and directors are expected to review these materials in advance of the meeting.

The primary responsibility of the directors is to exercise their business judgment and act in what they reasonably believe to be the best interest of the Corporation and its shareholders. In discharging that obligation, directors are entitled to rely on the Corporation’s management and outside advisors and auditors. In addition to its general oversight of management and the business and affairs of the Corporation, specific duties of the Board include, but are not limited to, the following:

A)	Selecting, regularly evaluating the performance of and approving the compensation of the Chief Executive Officer and other executive officers of the Corporation. The Board should also approve the selection of and monitor the compensation of other officers of the Corporation.

B)	Planning for succession with respect to the position of Chief Executive Officer and other positions deemed critical to the Corporation.

C)	Reviewing and approving the Corporation’s key financial objectives and its strategic and business plans and monitoring the performance of the Corporation against such objectives and plans.

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D)	Overseeing the management and operation of the Corporation and the processes for maintaining the integrity of the Corporation’s financial reporting and disclosure, the ethical conduct of its directors, officers and employees and its compliance with all applicable laws, rules and regulations.

E)	Reviewing and approving, if acceptable, the policies developed by management in order to guide management in the operation of the Corporation.

F)	Adopting Corporate Governance Guidelines and Charters for the Audit, Compensation and Nominating, Corporate Governance and Enterprise Risk Management Committees of the Board.

The Board has delegated to the Chief Executive Officer the authority and responsibility to manage the day to day business operations of the Corporation in a manner consistent with the policies, standards and plans of the Corporation and any specific instructions or directions of the Board. The Chief Executive Officer is responsible for conferring with and seeking, in appropriate situations, the advice and approval of the Board with respect to actions or strategies undertaken by the Corporation. The officers of the Corporation are responsible for communicating with the Board openly and candidly and keeping the Board informed in a manner that allows the directors to adequately perform their duties.

The Board believes that it and management should speak with one voice. The policy of the Corporation is to permit only designated officers to communicate with investors, the media, customers and other constituencies of the Corporation regarding the business, affairs and prospects of the Corporation. Information regarding the business, affairs and prospects of the Corporation received by the directors in the course of performing their duties or otherwise shall be treated by them as confidential in accordance with the Corporation’s policies in this regard.

Meetings of the Board shall either be scheduled on a regular basis or, if necessary, sufficiently in advance to allow directors time to prepare, to the extent possible under the circumstances, for the business to be considered at such meetings. Agendas shall be prepared in advance and materials necessary for the directors to adequately prepare for the matters to be considered shall be provided in advance. Directors may request supplemental information necessary for their deliberations, their understanding of the business and operations of the Corporation or their fulfillment of their duties and responsibilities. The Board recognizes that certain items to be discussed at Board or Committee meetings may be of an extremely sensitive nature and that, as a result, distribution of materials on these matters in advance of the Board or Committee’s meeting may not be appropriate.

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III)	Meetings of Non-management and Independent Directors. The Non-management Directors[2] will meet, without the officer directors present, in regularly scheduled executive sessions not less than three times each year at such times as they deem appropriate. At least once a year, the Independent Directors shall meet in executive session.[3] These meetings are intended to be deliberative only and shall not constitute duly called and convened regular or special meetings of the Board or any committee thereof. Such sessions shall be led by the Chairman of the Nominating and Corporate Governance Committee, or by such other non-officer director selected from time to time by the Board.

The primary responsibility of the Non-management and Independent Directors is to ensure that decisions of the Board are made independent of the influence of those who may have a personal interest in the decisions apart from their interest as a shareholder, or who otherwise might have a conflict of interest in the decision, and to provide a forum for the open discussion of issues related to independent decision-making by the Board. The role of the Non-management or Independent Directors is not to eliminate management from the Board decision-making processes or to usurp the ultimate decision making authority of the Board.

At meetings of the Non-management and Independent Directors, the directors present shall, among other things, discuss and evaluate decisions with regard to significant policy issues and strategic matters with personal implications for officer directors (such as stock offerings and merger and acquisition transactions), long-term strategic planning, CEO and other executive officer performance evaluations, succession planning, and other decisions that may potentially raise a conflict of interest for management directors.

The presiding director of meetings of the Non-management and Independent Directors will be responsible for the preparation of the agenda for each meeting, in consultation with the other Non-management and Independent Directors. Such presiding director shall serve as the liaison between the Non-management and Independent Directors and management and between such Directors and outside advisors, including legal counsel.

Following each meeting of the Non-management or Independent Directors, the presiding director shall report to the Board regarding the meeting and such meeting shall be referenced in the minutes of the applicable Board meeting.

Interested parties who wish to communicate with the Non-management or Independent Directors may do so by writing to:

2Non-management Directors are those directors who are not officers of either Astoria Financial Corporation or Astoria Federal Savings and Loan Association. Non-management directors may be, but are not required to be, Independent Directors.

3If all Non-management Directors are Independent Directors, the meetings of the Non-management Directors in executive session will satisfy this requirement.

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Chairman of the Nominating and Corporate Governance Committee

c/o Alan P. Eggleston, Senior Executive Vice President, Secretary and Chief Risk Officer

Astoria Financial Corporation

One Astoria Federal Plaza

Lake Success, New York 11042

Such communications should be delivered in a sealed envelope marked “Personal and Confidential.” Such communications shall be delivered unopened by the Senior Executive Vice President, Secretary and Chief Risk Officer to the Chairman of the Nominating and Corporate Governance Committee.

IV)	Board Committees. The Board will have at all times an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Enterprise Risk Management Committee. All of the members of these committees will be Independent Directors.

Each of the aforementioned committees shall have its own charter. Each charter will set forth the purpose, goals and responsibilities of the committee as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reports to the Board. Each charter will also provide that the specified committee will annually self-evaluate its performance.

The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings, to the extent not inconsistent with any requirements set forth in the committee’s charter or the Corporation’s Bylaws. The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the agenda for each committee meeting.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

V)	Director Access to Management and, as Necessary and Appropriate, Independent Advisors. Members of the Board shall have complete access to the Corporation’s officers, such access being critical, among other things, to the directors’ development of an informed judgment regarding the performance of management.

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Members of the Board shall also have complete access, either at meetings of the Board or otherwise, to the Corporation’s outside counsels and independent advisors. In exercising these rights, directors must use reasonable efforts to ensure that their actions will not be distracting or intrusive to the business operations of the Corporation. The Chief Executive Officer should be copied on all written or informed of all oral communication from the directors to the Corporation’s officers, counsel and independent advisors, unless the circumstances dictate otherwise. The Board and its committees may, at the Corporation’s expense and without the approval of any officer of the Corporation, retain independent legal, financial and other advisors of their choice with respect to any issue relating to their activities.

VI)	Director Compensation. Management shall, not less frequently than annually, report to the Compensation Committee of the Board on the amount and form of compensation received by the Board. The report will include a comparison of the Board’s compensation, including that of committee chairs and members, to that of other comparable U.S. companies and to “best practices” in the industry. In addition, the report shall indicate the charitable contributions made by the Corporation to organizations with which any director is affiliated and any consulting contracts entered into or outstanding between any director and the Corporation.

The Compensation Committee shall from time to time make recommendations to the Board regarding the compensation of the Board. Changes in the amount or form of compensation received by members of the Board, if any, shall be subject to approval by the entire Board. Compensation directly related to duties as a director, including any additional amounts paid to members and chairs of committees, is the only compensation Audit Committee members may receive from the Corporation.

VII)	Director Orientation and Continuing Education. All new directors, whether elected or appointed to fill vacancies, will receive an orientation to the business and operations of the Corporation. The orientation will include, at a minimum:

(A)	a review of the current business plan,
(B)	a review of these Corporate Governance Guidelines,
(C)	a review of the Certificate of Incorporation and Bylaws of the Corporation,
(D)	a review of the Charters adopted for each committee of the Board,
(E)	a review of the material policies of the Corporation,
(F)	a review of the minutes of at least the six preceding meetings of the Board together with copies of the material provided to the directors in advance of such meetings,
(G)	a briefing by each of the executive officers of the Corporation, reviewing the activities and status of significant current issues or initiatives being undertaken by such executive’s area of operation, and
(H)	a review of the Code of Business Conduct of the Corporation.

The Board will be provided with updates on business, legal and regulatory matters that impact the Corporation and the financial services industry generally. In addition, the Corporation shall make available to the directors educational opportunities pertinent to their service as directors, to enable them to better perform their duties and responsibilities and recognize and deal with the varied issues that might arise during their tenure as directors.

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VIII)	Chief Executive Officer Evaluation and Succession. The Compensation Committee will conduct an annual evaluation of the Chief Executive Officer’s performance and recommend to the Board the Chief Executive Officer’s compensation levels based on such evaluation, in accordance with its charter. The Board will review the Compensation Committee’s evaluation in determining whether to approve the recommended compensation levels.

The Board is responsible for planning for succession with respect to the position of Chief Executive Officer and other positions deemed critical to the Corporation. Such planning shall occur with the assistance of management and the recommendations from time to time of the Compensation Committee of the Board. The Nominating and Corporate Governance Committee shall review the succession plan of the Corporation no less frequently than annually and may make recommendations to the Board regarding key individuals as appropriate.

IX)	Annual Performance Evaluation of the Board.

A)	Board Self-Evaluation. The Nominating and Corporate Governance Committee will assist the Board in conducting an annual self-evaluation process.

The Nominating and Corporate Governance Committee, in accordance with its Charter, is responsible for receiving comments, including self-evaluations, from the Board membership, reviewing such comments and reporting annually to the Board an assessment of the Board’s performance as a whole. The Board will consider the evaluation report annually which will include an analysis of the Board’s core competencies, including understanding of the financial industry, financial expertise, integrity, wisdom, judgment, commitment to excellence, business experience and acumen, individual and collective skills, diverse perspectives and availability. The assessment will focus on maximizing the Board’s contribution to the overall success of the Corporation.

The Nominating and Corporate Governance Committee shall also review responses to a self/peer review provided by each director to assist the Nominating and Corporate Governance Committee in ascertaining the quality of the performance of each individual director. The Chairman of the Nominating and Corporate Governance Committee will if necessary review with the Chairman of the Board the performance of any individual director who the Committee believes is not fully or adequately performing the duties and responsibilities of a director. These reviews shall also be considered during the director nomination process.

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B)	Committee Self-Evaluation. Each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board will perform an annual review of the Committee’s respective performance, including a review of the Committee’s compliance with its respective Charter. Each such Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board.

X)	Code of Conduct. The Board believes that in order to oversee the successful perpetuation of the Corporation’s business, the Board shall set policies (the “Code of Conduct”) regarding: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality; (iv) fair dealing; (v) protection and proper use of the assets of the Corporation; (vi) compliance with laws, rules and regulations; and (viii) such other matters as the Board deems appropriate. The Code of Conduct shall encourage the reporting of unethical or illegal behavior to ensure prompt and consistent action against violations of the Code of Conduct. Any waivers of the Code of Conduct for directors or executive officers may be made only by the Board and must be promptly disclosed to shareholders of the Corporation. The Code of Conduct will he filed as an exhibit to the Corporation’s annual report, posted on the Corporation’s web site, and/or referenced in the Corporation’s annual report as being available in print to any shareholder who requests it. The Corporation will disclose waivers of the Code of Conduct for directors or executive officers, if any, each year in the Corporation’s annual report.

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